American Enterprise Life - Wells Fargo AdvantageSM Variable Annuity
                            Performance Calculations

As disclosed in the Fund's prospectus, cumulative total return is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested.

   Cumulative Total Return = Ending Total Value  -  Initial Amount Invested
                                       Initial Amount Invested

   where:     Ending Total Value  =  Initial Investment *
              ((1 + Gross Total Return) - Contract Charge Factor)
   and;       Contract Charge Factor  =     Policy Fee
                                       Estimated Average Policy Size
              Gross Total Return  =  Ending AUV - Initial AUV
                                           Initial AUV
              Average Policy Size  =  $45,000
              Policy Fee  =  $30


Average annual total return (T) equates the initial amount invested (P) to the ending redeemable value (ERV) over each period (n) in accordance with the formula prescribed by the Securities and Exchange P(1+T)n = ERV.


Average annual total return with surrender charge

                           Ending Total Value  -  Surrender Charge Amount
                                      Initial Amount Invested

          where: Surrender Charge Amount = (Ending Total Value - Free Withdrawal
                 Amount)  *  Surrender  Charge %
          and; Free Withdrawal Amount is the greater of 10% of the value of the contract on the prior contract anniversary or
                 100% of earnings on the contract (Ending Total Value - Initial Amount Invested). The surrender charge percentage depends on the number of years since you made the payments that are surrendered, depending on the schedule you selected:

          Five year schedule                                        Seven year schedule
 Years from purchase payment                                     Years from purchase
        receipt       Surrender charge percentage       payment receipt     Surrender charge percentage
     percentage
         1                     8%                              1                     8%
         2                     8                               2                     8
         3                     6                               3                     7
         4                     4                               4                     6
         5                     2                               4                     5
         6                     0                               6                     4
                                                               7                     2
                                                               8                     0

   American Enterprise Life - Wells Fargo AdvantageSM Credit Variable Annuity
                            Performance Calculations

As disclosed in the Fund's prospectus, cumulative total return is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested.

  Cumulative Total Return = Ending Total Value  -  Initial Amount Invested
                                      Initial Amount Invested

  where:     Ending Total Value  =  Initial Investment *
             ((1 + Gross Total Return) - Contract Charge Factor)
  and;       Contract Charge Factor  = Policy Fee
                                  Estimated Average Policy Size
             Gross Total Return  =  Ending AUV - Initial AUV
                                          Initial AUV
             Average Policy Size  =  $45,000
             Policy Fee  =  $30


Average annual total return (T) equates the initial amount invested (P) to the ending redeemable value (ERV) over each period (n) in accordance with the formula prescribed by the Securities and Exchange P(1+T)n = ERV.


Average annual total return with surrender charge

                            Ending Total Value  -  Surrender Charge Amount
                                        Initial Amount Invested

          where:  Surrender Charge Amount  =  (Ending Total Value  -
                  Free Withdrawal Amount) * Surrender Charge %
          and; Free Withdrawal Amount is the greater of 10% of the value of the contract on the prior contract anniversary or
                       100% of earnings on the contract (Ending Total Value - Initial Amount Invested).
                       The surrender charge percentage depends on the number of years since you made the payments that are surrendered, depending on the schedule you selected:

         Six year schedule                                        Eight year schedule
 Years from purchase payment                                     Years from purchase
       receipt       Surrender charge percentage       payment receipt      Surrender charge percentage
  percentage
        1                     8%                              1                        8%
        2                     8                               2                        8
        3                     8                               3                        8
        4                     6                               4                        8
        5                     4                               4                        8
        6                     2                               6                        6
        7                     0                               7                        4
                                                              8                        2
                                                              9                        0

